Exhibit 99.1

CompoSecure Reports Strong Third Quarter 2024 Financial Results

•	Q3 Net Sales up 11% to $107.1 million

•	GAAP Net Income/(Loss) of $(85.5) million due to significant stock price improvement negatively impacting the fair value of non-cash items

•	Q3 Adjusted Net Income up 18% to $25.6 million

•	Q3 Adjusted EBITDA up 13% to $40.0 million

•	Completed Resolute Holdings transaction; appointed new Executive Chairman and Board members

•	Revises 2024 outlook: Net Sales guidance to range between $418-$424 million; Adjusted EBITDA guidance to range between $148-$151 million to reflect investments for future growth

SOMERSET, N.J., November 8, 2024 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its operating results for the third quarter ended September 30, 2024.

Jon Wilk, President and CEO of CompoSecure, commented: “We are very pleased with our third quarter performance which included double-digit growth for both Net Sales and Adjusted EBITDA. The quarter was driven by strong international execution, continued growth of new programs, and the growing adoption of our innovative payment cards. I am also happy to announce that we signed a two-year contract extension with Capital One.”

“Although we are reporting a GAAP Net Loss for the quarter, this was entirely driven by the significant improvement in our stock price this quarter, which impacts the valuation of non-cash items. Importantly, our Adjusted Net Income was up 18% compared to the year-ago period, which we believe more accurately reflects our operating performance.”

Mr. Wilk continued: “We are also enhancing our capabilities to drive accretive M&A and remain focused on strategic investments in our business. To support this growth, we are revising our Adjusted EBITDA guidance for the year to account for additional investments aimed at accelerating our momentum.”

Dave Cote, CompoSecure’s Executive Chairman, added: “As we embark on this next chapter, I want to express how excited I am about our long-term opportunities as well as our challenges ahead. We were attracted to the business because it hit the six hot buttons we used to evaluate acquisitions at Honeywell: Great position, good industry, technology differentiator, organic and inorganic sales growth, and margin expansion. That being said, this is a pivotal time for the company, and we are committed to building a culture centered on high performance, improving efficiency through the CompoSecure Operating System, reinvigorating organic growth, and driving accretive M&A. That work will require investment and you will see that reflected in our full year estimate.”

Financial Highlights (Q3 2024 vs. Q3 2023 )

•	Net Sales: Net Sales increased 11% to $107.1 million compared to $96.9 million. The increase was primarily driven by strong international demand and product innovation.

•	Gross Profit: Gross Profit increased to $55.4 million or 52% of Net Sales, compared to $48.9 million or 50%. The increase was driven by favorable product mix and improved production efficiencies.

•	Net Income/EPS: Net Income/(Loss) of $(85.5) million compared to $38.0 million. The decrease was driven by an improvement to the Company’s stock price during the quarter, which led to a change in the fair value of warrant liabilities, earnout consideration liability and derivative liability. Net Income/(Loss) per share attributable to Class A common shareholders was $(1.10) (Basic) and $(1.10) (Diluted), compared to $0.39 (Basic) and $0.34 (Diluted) in the year-ago period.

•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) increased 18% to $25.6 million compared to $21.7 million in the year-ago period. Adjusted EPS (a non-GAAP measure), which includes both Class A and Class B shares, was $0.31 (Basic) and $0.27 (Diluted) compared to $0.27 (Basic) and $0.24 (Diluted) in the year-ago period (see reconciliation of non-GAAP measures shown in table below).

•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 13% to $40.0 million compared to $35.5 million, with the increase driven by net sales growth and gross margin expansion.

Liquidity and Capital Structure

Balance Sheet: At September 30, 2024, CompoSecure had $52.7 million of cash and cash equivalents and $330.0 million of total debt, which included $200.0 million of term loan and $130.0 million of exchangeable notes. This compares to cash and cash equivalents of $41.2 million and total debt of $340.3 million at December 31, 2023, and cash and cash equivalents of $23.8 million and total debt of $345.0 million at September 30, 2023. CompoSecure’s secured debt leverage ratio was 1.06x at September 30, 2024 compared to 1.39x at December 31, 2023 and 1.48x at September 30, 2023.

Shares Outstanding: On September 17, 2024, Resolute Holdings and its affiliated vehicles (“Resolute”) completed the acquisition of a majority interest in CompoSecure through stock purchase agreements among Resolute and certain selling shareholders. In the transaction, the selling shareholders exchanged all of their Class B units for Class A shares and Resolute acquired 49.3 million Class A shares, representing approximately 60% of CompoSecure’s outstanding shares. At September 30, 2024, CompoSecure had 82.7 million shares outstanding all of which were Class A shares, with the increase resulting from the Resolute Holdings transaction.

Exchangeable Notes

•	Effective September 19, 2024, Resolute’s acquisition of a majority of the Company’s common stock caused a Fundamental Change, as defined in the Indenture pursuant to which $130 million of 7% Exchangeable Senior Notes, due 2026 (“Notes”) were issued by a subsidiary of the Company. This Fundamental Change provides holders of the Notes a choice to:

▪	Exchange the Notes for shares of Class A Common Stock at a temporarily increased exchange rate of 104.5199 shares per $1,000 principal amount of Notes until November 27, 2024 (with the exchange rate then reverting to the existing 91.0972 shares per $1,000 principal amount of Notes)

•	Have the Company repurchase for cash of all of such holder’s Notes on November 29, 2024 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest

•	Continue to hold the Notes

•	Through November November 6, 2024, an aggregate of $51.4 million of the Notes have been surrendered and exchanged for an aggregate of 5.4 million newly-issued shares of Class A Common Stock.

Additional Highlights

•	Announced a two-year contract extension with Capital One

•	New customer programs included US Bank Smartly, Goldman Sachs Debit, IDFC India, HSBC Global Singapore, BTG Brazio, Qonto France, Military Bank Vietnam

•	Tom Knott, Joseph DeAngelo, Roger Fradin, Mark James, John Cote, and Dr. Krishna Mikkilineni also appointed to the Board of Directors

•	Achieved ISO 27001 Certification for Premium Card Manufacturing (ISO 27001 is the globally recognized information security management system (ISMS) standard)

2024 Financial Outlook

CompoSecure is revising its full year Net Sales guidance to $418-$424 million (previously $418-$428 million) and its Adjusted EBITDA guidance to $148-$151 million (previously $150-157 million) to reflect investments for future growth.

Conference Call

CompoSecure will host a conference call and live audio webcast today at 8:30 a.m. Eastern Time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Friday, November 8, 2024

Time: 8:30 a.m. Eastern Time

Dial-in registration link

Live webcast registration link

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of CompoSecure’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintech’s and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although CompoSecure believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in CompoSecure’s forward-looking statements: the ability of CompoSecure to diversify its business and customer base and to achieve enhancements in organic growth and operational efficiency, including for any future acquired companies; the ability of CompoSecure to create value for its shareholders and generate robust free cash flow; the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors; the outcome of any legal proceedings that may be instituted against CompoSecure or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release may include certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. CompoSecure believes EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are useful to investors in evaluating CompoSecure’s financial performance. CompoSecure uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and/or to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling CompoSecure to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking non-GAAP financial measures is included. In addition, CompoSecure’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. CompoSecure believes that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are significant components in understanding and assessing CompoSecure’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of CompoSecure’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(917) 208-7724

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

CMPO@elevate-ir.

Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30, 2024	December 31, 2023
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52,674	$41,216
Accounts receivable, net	43,799	40,488
Inventories	55,090	52,540
Prepaid expenses and other current assets	5,248	5,133
Total current assets	156,811	139,377

Property and equipment, net	23,062	25,212
Right of use assets, net	5,929	7,473
Deferred tax asset	245,102	23,697
Derivative asset - interest rate swap	2,775	5,258
Deposits and other assets	1,762	24
Total assets	$435,441	$201,041

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	9,692	5,193
Accrued expenses	13,473	11,986
Commission payable	2,967	4,429
Bonus payable	7,732	5,616
Current portion of long-term debt	10,000	10,313
Current portion of lease liabilities	2,070	1,948
Current portion of earnout liability	18,527	60
Current portion of tax receivable agreement liability	122	1,425
Total current liabilities	64,583	40,970

Long-term debt, net of deferred finance costs	188,149	198,331
Convertible notes	128,220	127,832
Derivative liability - convertible notes redemption make-whole provision	—	425
Warrant liability	84,505	8,294
Lease liabilities, operating	4,490	6,220
Tax receivable agreement liability	234,117	23,949
Earnout consideration liability	16,386	793
Total liabilities	720,450	406,814

Commitments and contingencies (Note 13)

Redeemable non-controlling interest	—	596,587

Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized, 82,677,354 and 19,415,123 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	8	2
Class B common stock, $0.0001 par value; 75,000,000 shares authorized, no shares and 59,958,422 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	—	6
Additional paid-in capital	180,356	39,466
Accumulated other comprehensive income	2,569	4,991
Accumulated deficit	(467,942)	(846,825)
Total stockholders' deficit	(285,009)	(802,360)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$435,441	$201,041

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net sales	$107,135	$96,886	$319,712	$290,729
Operating expenses:
Cost of sales	51,727	47,990	153,019	134,542
Selling, general and administrative expenses	26,316	20,095	74,673	67,627
Total operating expenses	78,043	68,085	227,692	202,169

Income from operations	29,092	28,801	92,020	88,560

Total other income (expense), net	(113,937)	10,197	(126,773)	(6,408)
(Loss) income before income taxes	(84,845)	38,998	(34,753)	82,152
Income tax (expense)	(629)	(949)	(51)	(656)
Net (loss) income	$(85,474)	$38,049	$(34,804)	$81,496

Net (loss) income attributable to redeemable non-controlling interests	$(43,414)	$30,574	$(18,414)	$65,653
Net (loss) income attributable to CompoSecure, Inc.	$(42,060)	$7,475	$(16,390)	$15,843

Net (loss) income per share attributable to Class A common stockholders - basic	$(1.10)	$0.39	$(0.58)	$0.86
Net (loss) income per share attributable to Class A common stockholders - diluted	$(1.10)	$0.34	$(0.58)	$0.75

Weighted average shares used to compute net (loss) income per share attributable to Class A common stockholders - basic (in thousands)	38,212	19,075	28,110	18,420
Weighted average shares used to compute net (loss) income per share attributable to Class A common stockholders - diluted (in thousands)	38,212	35,765	28,110	35,362

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) Income	$(34,804)	$81,496
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,932	6,249
Stock-based compensation expense	15,269	13,052
Amortization of deferred finance costs	958	1,262
Loss on extinguishment of debt	148	—
Change in fair value of earnout consideration liability	34,060	(10,540)
Revaluation of warrant liability	76,211	(1,771)
Change in fair value of derivative liability	(425)	364
Deferred tax (benefit)	(4,813)	(1,485)
Changes in assets and liabilities
Accounts receivable	(3,311)	(11,261)
Inventories	(2,550)	(9,614)
Prepaid expenses and other assets	(115)	(87)
Accounts payable	4,499	6,938
Accrued expenses	1,487	4,065
Other liabilities	590	(789)
Net cash provided by operating activities	94,136	77,879

Cash flows from investing activities:
Purchase of property and equipment	(4,782)	(6,669)
Capitalized software expenditures	(729)	—
Net cash used in investing activities	(5,511)	(6,669)

Cash flows from financing activities:
Proceeds from employee stock purchase plan, warrants and exercises of equity awards	2,895	1,024
Payments for taxes related to net share settlement of equity awards	(8,482)	(3,126)
Payment of tax receivable agreement liability	—	(2,193)
Payment of term loan	(10,333)	(18,122)
Deferred finance costs related to debt modification	(1,889)	(256)
Tax distributions to non-controlling members	(34,863)	(38,362)
Special distribution to non-controlling members	(15,573)	—
Dividend to Class A shareholders	(8,922)	—
Net cash used in financing activities	(77,167)	(61,035)

Net increase in cash and cash equivalents	11,458	10,175

Cash and cash equivalents, beginning of period	41,216	13,642

Cash and cash equivalents, end of period	$52,674	$23,817

Supplementary disclosure of cash flow information:
Cash paid for interest expense	$16,987	$18,296
Supplemental disclosure of non-cash financing activities:
Derivative asset - interest rate swap	$(2,422)	$(637)

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

	(in thousands)
Net (loss) income	$(85,474)	$38,049	$(34,804)	$81,496
Add:
Depreciation and amortization	2,331	2,078	6,932	6,249
Interest expense, net (1)	5,533	6,010	16,927	18,355
Income tax expense	629	949	51	656
EBITDA	$(76,981)	$47,086	$(10,894)	$106,756
Stock-based compensation expense	5,634	4,637	15,269	13,052
Mark-to-market adjustments, net (2)	108,404	(16,207)	109,846	(11,947)
Secondary offering transaction costs	—	—	586	—
Debt refinance costs	225	—	225	—
Resolute transaction costs	2,726	—	2,726	—
Adjusted EBITDA	$40,008	$35,516	$117,758	$107,861

(1)	Includes amortization of deferred financing cost for the three and nine months ended September 30, 2024 and 2023, respectively.

(2)	Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the three and nine months ended September 30, 2024 and 2023, respectively.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

	(in thousands) except per share amounts
Basic and Diluted:
Net (loss) income	$(85,474)	$38,049	$(34,804)	$81,496
Add: provision for income taxes	629	949	51	656
(Loss) income before income taxes	(84,845)	38,998	(34,753)	82,152
Income tax expense (1)	(7,100)	(5,868)	(20,487)	(17,639)
Adjusted net (loss) income before adjustments	(91,945)	33,130	(55,240)	64,513
(Less) add: mark-to-market adjustments (2)	108,948	(16,058)	110,271	(12,311)
Add: Secondary offering transaction costs	$—	—	586	—
Add: stock-based compensation	5,634	4,637	15,269	13,052
Adjusted net income	$25,588	$21,709	$73,837	$65,254
Common shares outstanding used in computing net income per share, basic:
Class A and Class B common shares (3)	82,222	79,033	81,303	78,378
Common shares outstanding used in computing net income per share, diluted:
Warrants (Public and Private) (4)	8,094	8,094	8,094	8,094
Equity awards	3,544	3,690	2,915	3,942
Total Shares outstanding used in computing net income per share - diluted	93,860	90,817	92,312	90,414

Adjusted net income per share - basic	$0.31	$0.27	$0.91	$0.83
Adjusted net income per share - diluted	$0.27	$0.24	$0.80	$0.72

1)	Calculated using the Company's blended tax rate.
2)	Includes the changes in fair value of warrant liability and earnout consideration liability.
3)	Assumes both Class A shares and Class B shares participate in earnings and are outstanding at the end of the period.
4)	Assumes treasury stock method, valuation at assumed fair market value of $18.00.
5)	The Company did not include the effect of Exchangeable Notes in its total shares outstanding used in diluted adjusted net income per share.